Exhibit 16.1

October 2, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC  20549

Commissioners:

We have read the statements made by Respect Your Universe, Inc. under Item 4.01 of its Form 8-K dated September 30, 2014.  We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Respect Your Universe, Inc. contained therein.

Very truly yours,

/gcp

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